UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVESTMENT MANAGERS SERIES TRUST II
(Exact name of registrant as specified in its charter)

Delaware	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

235 W. Galena Street Milwaukee, WI	53212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, $0.01 par value of Tradr 2X Short CRML Daily ETF	Cboe BZX Exchange, Inc.	41-4644856
Tradr 2X Short LITE Daily ETF	Cboe BZX Exchange, Inc.	41-4645536
Tradr 2X Short MARA Daily ETF	Cboe BZX Exchange, Inc.	41-4650435
Tradr 2X Short ONDS Daily ETF	Cboe BZX Exchange, Inc.	41-4674811
Tradr 2X Short RDW Daily ETF	Cboe BZX Exchange, Inc.	41-4656090
Tradr 2X Short SNDK Daily ETF	Cboe BZX Exchange, Inc.	41-4675153
Tradr 2X Short STX Daily ETF	Cboe BZX Exchange, Inc.	41-4676955
Tradr 2X Short USAR Daily ETF	Cboe BZX Exchange, Inc.	41-4683943
Tradr 2X Short UUU Daily ETF	Cboe BZX Exchange, Inc.	41-4685218
Tradr 2X Short WDC Daily ETF	Cboe BZX Exchange, Inc.	41-4713469

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-191476

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of the Tradr 2X Short ETFs listed below (the “Fund”), each a series of the Investment Managers Series Trust II (the “Registrant”). An application for listing of the shares of the Fund has been filed with and approved by the Cboe BZX Exchange, Inc. A description of the shares of the Fund is incorporated herein by reference to Post-Effective Amendment No. 503 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 6, 2026 (Accession No. 0001213900-26-012362.

Fund name	Name of each exchange on which each class is to be registered
Tradr 2X Short CRML Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short LITE Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short MARA Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short ONDS Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short RDW Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short SNDK Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short STX Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short USAR Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short UUUU Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Short WDC Daily ETF	Cboe BZX Exchange, Inc.

Item 2. Exhibits.

(1)	Certificate of Trust dated August 13, 2013 is incorporated herein by reference to Exhibit (a)(2) to Registrant’s Registration Statement on Form N-1A filed with the Commission on September 30, 2013.

(2)	Amended and Restated Agreement and Declaration of Trust of Registrant is incorporated herein by reference to Exhibit (a)(1) of Post-Effective Amendment No. 380 on Form N-1A filed with the Commission on February 24, 2023.

(3)	Amended By-Laws of Registrant is incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 380 filed with the Commission on February 24, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Investment Managers Series Trust II, on behalf of Tradr 2X Short Daily ETF

April 13, 2026		/s/ Scott Schulenburg
	Name:	Scott Schulenburg
	Title:	President and Principal Executive Officer